UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2006

TELZUIT MEDICAL TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Commission file number 001-15034

Florida	01-0656115
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer identification no.)

5422 Carrier Drive, Suite 306 Orlando, Florida	32819
(Address of principal executive offices)	(Zip code)

(407) 354-1222

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On October 13, 2006, Telzuit Medical Technologies, Inc. (“Telzuit”) filed its annual report on a Form 10-KSB for its fiscal year ending June 30, 2006.

As described in Note 10 to the financial statements included in the 10-KSB, our Series A Convertible Preferred Stock (the “Series A Preferrred Stock”) has a contingent put feature which would allow a holder the right to compel Telzuit to redeem in cash all or a part of the outstanding Series A Preferred Stock. Our Consolidated Balance Sheets and Statements of Operations filed in the 10-KSB were restated to reflect the reclassification of 3,199,619 shares of our Series A Preferred Stock from permanent equity to a separate category between liabilities and equity. However, our filed Consolidated Statements of Stockholders’ Equity (Deficit) did not reflect the reclassification of the Series A Preferred Stock.

In addition, Pender Newkirk & Company, LLP, our former auditors, had not authorized the reissuance of their report in our June 30, 2005 consolidated financial statements, in the form as filed (see page F-2 of the financial statements).

We anticipate filing an amendment to our 10-KSB to file a corrected version of our Consolidated Statements of Stockholders’ Equity (Deficit), and to correct Pender Newkirk & Company’s auditors’ report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Telzuit Medical Technologies, Inc.
(Registrant)

Date: October 20, 2006	By:	/s/ Warren Stowell
Warren Stowell Chief Executive Officer